SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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WESTMOUNTAIN COMPANY
 (Name of Registrant as Specified in Its Charter)

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SCHEDULE 14C INFORMATION STATEMENT
(Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended)

 WESTMOUNTAIN COMPANY
1001-A East Harmony Road #366
Fort Collins, CO 80525

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of WestMountain Company, a Colorado corporation, to the holders of record at the close of business on the record date, January 12, 2018 (the "Record Date"), of the Company's outstanding common stock, $0.001 par value per share (the "Common Stock"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. Except as otherwise indicated by the context, references in this information statement to "Company," "we," "us," or "our" are references to WestMountain Company.

This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders that the Board of Directors and the majority shareholder of the Company have approved a corporate action. The corporate action was approved by written consent of WestMountain Blue, LLC, who is the owner of 8,505,652 shares of the Common Stock constituting 89.4 % of our outstanding common stock on the Record Date.

The Board of Directors and the majority shareholder of the Company have approved an amendment to our Articles of Incorporation to increase our authorized common shares to 100,000,000 from the current 50,000,000. The par value of the common shares will not be changed.

The Company will, when permissible following the expiration of the appropriate periods mandated by Rule 14c and the provisions of the Colorado Revised Statutes, file Articles of Amendment to amend our Articles of Incorporation (the "Articles of Amendment") increasing our authorized shares.

The proposed Articles of Amendment will become effective when it is filed with the Colorado Secretary of State.  We anticipate that such filing will occur no earlier than thirty (30) days after this Information Statement is first mailed to shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

The Board of Directors has fixed the close of business on January 12, 2018 as the record date for the determination of shareholders who are entitled to receive this Information Statement.  There were 9,517,402 shares of common stock issued and outstanding on January 12, 2018. We anticipate that this Information Statement will be mailed on or about January 15, 2018 to all shareholders of record as of the Record Date.

Only one Information Statement is being delivered to two or more security holders who share an address unless we have received contrary instruction from one or more of the security holders.  We will promptly deliver upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company's executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

The following is a description of the material provisions of our capital stock.  The following description is intended to be a summary and does not describe all of the provisions of our articles of incorporation or bylaws or Colorado law applicable to us

General

As of January 12, 2018, the Company's authorized capital stock consisted of 50,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 authorized shares of Preferred Stock, par value $.10 per share.  As of January 12, 2018, 9,517,402 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding.

Common Stock

The holders of Common Stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at an annual meeting of shareholders. However, amendment of the articles of incorporation require the affirmative vote of a majority of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the Common Stock have the power to elect all directors and, as a practical matter, to control the company. Holders of Common Stock are not entitled to preemptive rights.

Preferred Stock

Our preferred shares are entitled to such rights, preferences and limitations as determined by our board of directors. At the present time, no rights, preferences or limitations have been established for our preferred shares.

Quorum

The presence, in person or by proxy, of holders of at least a majority of the issued and outstanding shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business.

Cash Dividends

The Company paid a $0.10 per share cash dividend on December 4, 2017 to all shareholders of record as of the close of business on December 1, 2017, except for WestMountain Blue, LLC and BOCO Investments, LLC, who waived payment of the dividend.  The Company also paid two simultaneous dividends on January 2, 2018, with the first dividend of $0.06 per share payable to all shareholders of record as of the close of business on December 29, 2017, except for WestMountain Blue, LLC and BOCO Investments, LLC, who waived payment of the dividend, and a second dividend of $0.03 per share, payable to all shareholders of record as of the close of business on December 29, 2017.  The declaration of any future cash dividend will be at the discretion of the Company's board of directors and will depend upon the Company's earnings, if any, the Company's capital requirements and financial position, the Company's general economic conditions, and other pertinent conditions.  It is the Company's present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

Stock Transfer Agent

The stock transfer agent for our securities is Corporate Stock Transfer of Denver, Colorado.  Their address is 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Their phone number is (303) 282-4800. Our Common Stock is quoted under the symbol "WASM."

MANAGEMENT

Set forth below is the name of the sole director and officer of the Company, all positions and offices with the Company held, the period during which he has served as such, and the business experience during at least the last five years:

Name	Age	Positions and Offices Held
Steven Anderson	56	President
Brian L. Klemsz	58	Treasurer, Director
Joni K Troska	57	Secretary

Mr. Anderson has been our President since May, 2011. He was director of Marketing and Development for EnviroPest, a large privately owned pest control company from June 2009 to May 2011. From June 2008 to June 2009 he served as Marketing Director for Pillar Capital, LLC and from December 1996 to May 2007 was Pastor of Media Ministries at Resurrection Fellowship church in Loveland, Colorado. He also served as radio play-by-play announcer for Colorado State University football and basketball from 1989 to 1997. Mr. Anderson received his Bachelor of Science in Communications from Oral Roberts University in 1983.

Mr. Klemsz has been our Treasurer and sole Director since our inception and President from inception until May, 2011. Since March, 2007, he has been the Chief Investment Officer of BOCO Investments, LLC.  He was President and Chief Investment Officer for GDBA Investments, LLLP, a private investment partnership from May 2000 until February 2007. He is currently also the President, Treasurer, and sole Director of WestMountain Distressed Debt, Inc., and WestMountain Alternative Energy, Inc., which are public companies.  He is currently a director on the board for WestMountain Gold, Inc. Mr. Klemsz received a Masters of Science in Accounting and Taxation in 1993 and a Masters of Science in Finance in 1990 from Colorado State University. He received his Bachelor of Science degree from the University of Colorado in 1981.

Ms. Troska has been the Company's Secretary since March 2010. She currently serves as corporate Secretary of WestMountain Alternative Energy, Inc. and WestMountain Distressed Debt, Inc., both public companies. She started SP Business Solutions, a business consulting service, in April, 2002. Prior to that period, she was employed for fourteen years as the General Accounting Manager and financial liaison for software implementations and acquisition integration by Advanced Energy Industries, Inc., a public international electronics manufacturing company, in Fort Collins, Colorado.  While employed by Advanced Energy, she obtained her business degree in July 2001.

Family Relationships

There are no family relationships among our directors and executive officers. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director or executive officer has been convicted of a criminal offense within the past five years or is the subject of a pending criminal proceeding. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director or officer has been found by a court to have violated a federal or state securities or commodities law.

Committees of the Board of Directors

There are no committees of the Board of Directors.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since January 1, 2018 being the commencement of the current fiscal year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.  any director or officer of the company;

2. any proposed nominee for election as a director of the company; and

3. any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Certain Beneficial Owners and Management". To our knowledge, no director has advised that he intends to oppose any action described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth the number of shares of our $0.001 par value common stock beneficially owned by (i) each person who, as of January 12, 2018, was known by us to own beneficially more than five percent (5%) of its common stock; (ii) our individual Directors and (iii) our Officers and Directors as a group. A total of 9,517,402 common shares were issued and outstanding as of January 12, 2018.

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership(1)(2)	of Class

WestMountain Blue, LLC(3)	8,505,652	89.4%
1001-A E. Harmony Road, #366
Fort Collins, Colorado 80525

Brian L. Klemsz	(3)	-0-
1001-A E. Harmony Road, #366
Fort Collins, Colorado 80525

Steve Anderson 1001-A E. Harmony Road, #366 Fort Collins, Colorado 80525	-0-	-0-

Joni K. Troska	100,000	1.05%
1001-A E. Harmony Road, #366
Fort Collins, Colorado 80525

All Officers and Directors as a Group	1,528,950	16.0%
(three persons)
______________

   (1)  All ownership is beneficial and of record, unless indicated otherwise.
   (2)  The Beneficial owner has sole voting and investment power with respect to the shares shown.
   (3)  Mr. Klemsz owns 16.8% of WestMountain Blue, LLC.

DESCRIPTION OF CONSENT ACTIONS

ITEM 1: INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES

Our current Articles of Incorporation state that the number of authorized shares of Common Stock is limited to 50,000,000 shares.  As of January 12, 2018, a total of 9,517,402 shares of Common Stock were issued and outstanding. The purpose of the increase in the authorized Common Stock is to provide our Company's management with certain abilities including, but not limited to, the issuance of Common Stock to be used for public or private offerings, conversions of convertible securities, issuance of options pursuant to employee stock option plans, acquisition transactions and other general corporate purposes.

Our Board of Directors and majority shareholders approved the Amendment to increase the number of authorized shares of Common Stock to 100,000,000 shares.

The Amendment for the increase in authorized shares will become effective upon filing of the Amendment promptly following the 30th day after the mailing of this Information Statement to our stockholders as of the Record Date.

Distribution and Costs

We will pay the cost of preparing, printing and distributing this Information Statement.

Absence of Dissenters' Rights of Appraisal

Neither the adoption by the board of directors nor the approval by the Majority Stockholder of the amendment to our articles of incorporation provides shareholders any right to dissent and obtain appraisal of or payment for such shareholder's shares under the Colorado Business Corporation Act, the articles of incorporation or the bylaws.

Potential Anti-takeover Effects of Amendment

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device.  The increase in authorized Common Stock may make it more difficult or prevent or deter a third party from acquiring control of our Company or changing our Board and management, as well as inhibit fluctuations in the market price of our Company's shares that could result from actual or rumored takeover attempts. The proposed increased in our authorized Common Stock is not the result of any such specific effort, rather, as indicated below, the purpose of the increase in the authorized Common Stock is to provide our Company's management with certain abilities, and not to construct or enable any anti-takeover defense or mechanism on behalf of our Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent Shareholders, our Company presently has no intent or plan to employ any additional authorized shares as an anti-takeover device.

Other than this proposal, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our Bylaws and Articles of Incorporation, the holders of the Company's common stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company's issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company's board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Potential Dilution Effects of Amendment

The increase in our authorized shares could result in dilution to our current shareholders, if the Company issues additional shares of common stock.  Any dilution to our current shareholders would result in less voting power than was held by our current shareholders prior to any issuance of additional common shares.

INDEBTEDNESS OF EXECUTIVE OFFICERS AND DIRECTORS

No executive officer, director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

LEGAL PROCEEDINGS

As of the date of this Information Statement, there are no material proceedings against the Company or to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Beginning in May, 2011, our President, Mr. Anderson receives a salary of $120,000 per annum, plus a stock option to acquire a total of 160,000 common shares of the Company, all at a price of $ 0.27 per share. These options expired in 2015. We reimburse Mr. Anderson for all necessary and customary business related expenses. We have no plans or agreements which provide health care, insurance or compensation on the event of termination of employment or change in our control.

Ms. Joni Troska, was appointed our corporate Secretary on March 19, 2009. In May 2011, she was hired as a part-time accountant and receives a salary of $48,000. Ms. Troska also received an option to acquire a total of 40,000 common shares of the Company, all at a price of $ 0.27 per share. These options expired in 2015.

Otherwise, our officers and director are not accruing any compensation pursuant to any agreement with us.  No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officers or director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTION

Bohemian Companies, LLC and BOCO Investments, LLC are two companies under common control.  Mr. Klemsz, our President, has been the Chief Investment Officer of BOCO Investments, LLC since March 2007.  Since there is common control between the two companies and a relationship with our Company President, we are considering all transactions with Bohemian Companies, LLC, BOCO Investments, LLC, and Bohemian Asset Management, Inc., related party transactions.

Revenue

For the years ended December 31, 2016 and 2015, the Company recorded aggregate advisory/consulting revenue of $178,019 and $205,667 respectively. Of the $178,019 and $205,667 recorded advisory/consulting revenue in 2016 and 2015, $157,970 and $152,000 is related party revenue. This advisory/consulting fee revenue relates to services performed on behalf of Bohemian Asset Management, Inc., Nexcore Healthcare Capital Corp. and Peter Kloepfer. The related parties and the Company have common affiliates. As of December 31, 2016 and 2015, the Company had outstanding accounts receivables from related parties of $6,000 and $6,000, respectively.

Sale of Investment

On December 18, 2017, the Company entered into an agreement with Lake Marie, LLC, a Colorado limited liability owned by individuals affiliated with WestMountain Blue, LLC, and BOCO Investments, LLC, the principal stockholders of the Company. The Company has sold all of its passive investment securities in this transaction. This sale was the result of a decision by the Company to no longer hold passive investment securities as a part of its business model going forward. The Company received an aggregate of $526,401 in gross proceeds from the sale, based upon a third party fairness opinion regarding the valuation of the assets. The Company distributed most of the gross proceeds from the sale in the form of dividends to its shareholders on January 2, 2018.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "34 Act") requires our officers and directors and persons owning more than ten percent of the Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Additionally, Item 405 of Regulation S-K under the 34 Act requires us to identify in its Form 10-K and proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent year or prior years. We have nothing to report in this regard.

FORM 10-K

UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO US, ATTENTION: SECRETARY, WESTMOUNTAIN COMPANY, 1001-A E. HARMONY ROAD, #366, FORT COLLINS, COLORADO 80525, WE WILL PROVIDE WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

COMMUNICATIONS WITH STOCKHOLDERS

Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, may communicate directly with our President. Such communications may be confidential or anonymous, and may be submitted in writing addressed care of Steve Anderson, President, WestMountain Company 1001-A E. Harmony Road #366, Fort Collins, Colorado 80525. All such concerns will be forwarded to the appropriate directors for their review, and will be simultaneously reviewed and addressed by the proper executive officers in the same way that other concerns are addressed by us.

Financial and other Information

For more detailed information on our corporation, including financial statements, you may refer to our periodic filings made with the SEC from time to time.

Copies of these documents are available on the SEC's EDGAR database at www.sec.gov or by writing our secretary at the address specified above.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, WestMountain Company has duly caused this report to be signed by the undersigned hereunto authorized.
January 3, 2018
WESTMOUNTAIN COMPANY
By: /s/Brian L. Klemsz
 Brian L. Klemsz
Chief Executive Officer